Exhibit 10.7

SIXTH SUPPLEMENTAL INDENTURE

dated as of July 27, 2009

to

INDENTURE

dated as of October 3, 2006

Among

GEORGIA GULF CORPORATION,

EACH OF THE GUARANTORS PARTY THERETO

And

WILMINGTON TRUST FSB

as Trustee

9.5% SENIOR NOTES DUE 2014

SIXTH SUPPLEMENTAL INDENTURE

This Sixth Supplemental Indenture, dated as of July 27, 2009 (this “Supplemental Indenture”), is among Georgia Gulf Corporation, a Delaware corporation (together with its successors and assigns, “GGC”), each existing Guarantor under the Indenture referred to below, and Wilmington Trust FSB (as successor to Bank of America, N.A., as successor by merger to LaSalle Bank National Association), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, GGC, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of October 3, 2006, by and among GGC, the Guarantors named therein and the Trustee, as amended by that certain First Supplemental Indenture, dated as of April 24, 2007, by and among GGC, the Guarantors named therein and the Trustee, that certain Second Supplemental Indenture, dated as of April 14, 2008, by and among GGC, the Guarantors named therein and the Trustee, that certain Third Supplemental Indenture, dated as of June 13, 2008, by and among GGC, the Guarantors named therein and the Trustee, that certain Fourth Supplemental Indenture, dated as of October 22, 2008, by and among GGC, the Guarantors named therein and the Trustee and that certain Fifth Supplemental Indenture, dated as of April 13, 2009, by and among GGC, the Guarantors named therein and the Trustee (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the 9.5% Senior Notes due 2014 of GGC (the “Notes”);

WHEREAS, GGC has offered to exchange (the “Offer”) the outstanding Notes for shares of its convertible preferred stock, $23.89 stated value per share (subject to adjustment) and shares of its common stock, $0.01 par value per share, and has solicited consents of Holders of outstanding Notes to certain amendments to eliminate substantially all of the restrictive covenants, and modify certain events of default and other related provisions, in the Indenture (the “Amendments”), in each case upon the terms and subject to the conditions set forth in the Amended and Restated Offering Memorandum and Consent Solicitation Statement dated July 2, 2009 (the “Offering Memorandum”);

WHEREAS, GGC and the Guarantors desire to supplement the Indenture to amend certain covenants and other terms and provisions contained in the Indenture as contemplated by the Amendments;

WHEREAS, the Board of Directors of GGC has determined that it is in the best interests of GGC and the Guarantors to make the Amendments;

WHEREAS, Section 9.02 of the Indenture provides, among other things, that GGC and the Trustee may amend or supplement the Indenture and the Notes and the Note Guarantees with the consent of Holders of at least a majority in aggregate principal amount of the then outstanding Notes;

WHEREAS, as of the date hereof, $500,000,000 aggregate principal amount of Notes are issued and outstanding under the Indenture;

WHEREAS, Section 9.03 of the Indenture provides that every amendment or supplement to the Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect;

WHEREAS, pursuant to a consent solicitation by GGC, GGC received and delivered to the Trustee consents of Holders of at least a majority in aggregate principal amount of the then-outstanding Notes consenting to the Amendments to the Indenture that require such consent, which Amendments are set forth herein; and

WHEREAS, upon execution and delivery of this Supplemental Indenture, all things necessary to make this Supplemental Indenture a valid and legally binding agreement of GGC and each of the Guarantors have been done;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Amendments

SECTION 2.1  Deletion of Certain Sections and Subsections of the Indenture.  The text of each of the following sections and subsections of the Indenture is hereby deleted in its entirety and replaced with the text “[Intentionally Omitted]”:

(a)                                  Section 3.09 (Offer to Purchase by Application of Excess Proceeds);

(b)                                 Section 4.02 (Maintenance of Office or Agency);

(c)                                  Section 4.03 (Reports);

(d)                                 Section 4.04 (Compliance Certificate);

(e)                                  Section 4.05 (Taxes);

(f)                                    Section 4.06 (Stay, Extension and Usury Laws);

(g)                                 Section 4.07 (Restricted Payments);

(h)                                 Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries);

(i)                                     Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock);

(j)                                     Section 4.10 (Asset Sales);

(k)                                  Section 4.11 (Transactions with Affiliates);

(l)                                     Section 4.12 (Liens);

(m)                               Section 4.13 (Business Activities);

(n)                                 Section 4.14 (Corporate Existence);

(o)                                 Section 4.15 (Offer to Repurchase Upon Change of Control);

(p)                                 Section 4.18 (Designation of Restricted and Unrestricted Subsidiaries);

(q)                                 Section 5.01 (Merger, Consolidation, or Sale of Assets);

(r)                                    Section 5.02 (Successor Corporation Substituted);

(s)                                  Subsections (3), (5) and (6) of Section 6.01 (Events of Default); and

(t)                                    Subsections (2), (3), (4), (5) and (6) of Section 8.04 (Conditions to Defeasance).

SECTION 2.2  Amendment to Table of Contents.  The Table of Contents of the Indenture is amended by deleting the titles to Sections 3.09, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.18, 5.01 and 5.02 and inserting the text “[Intentionally Omitted]”.

SECTION 2.3  Amendment and Elimination of Certain Definitions.  Any defined terms present in the Indenture, but no longer used as a result of the Amendments made pursuant to this Article II, are hereby eliminated.  Sections 1.01 and 1.02 of the Indenture are hereby amended by deleting in its entirety the definition of each of the terms that is used in the Indenture only in the sections and subsections deleted pursuant to Section 2.1 hereof.

SECTION 2.4  Amendment and Elimination of Certain Section References.  The Indenture is amended by deleting all references to sections and subsections of the Indenture that are deleted pursuant to Section 2.1 hereof.

SECTION 2.5  Amendment to the Notes and Guarantees.  The Notes and Note Guarantees are amended to delete all provisions inconsistent with the Amendments to the Indenture made pursuant to this Article II.

SECTION 2.6  Amendment of Payment Provision.  The text of Section 4.01 of the Indenture is hereby deleted in its entirety and replaced with the following text:

“Section 4.01    Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any will be deemed paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds at any time and on any date prior to 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest due on such date. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Nothing in this Section 4.01 shall in any way be deemed to alter or modify the provisions contained in Article 8 hereof, including, without limitation, the conditions to Legal or Covenant Defeasance set forth in Section 8.04.”

ARTICLE III

Effectiveness

SECTION 3.1  Effectiveness; Operativeness; Termination.  This Supplemental Indenture shall be effective and binding immediately upon its execution by the parties hereto but, notwithstanding an earlier execution date, the Amendments set forth in Article II of this Supplemental Indenture shall not become operative until the settlement date of the Offer as set forth in the Offering Memorandum; provided, however, that if the Offer is terminated or withdrawn, or the Notes are not accepted for exchange, the Amendments set forth in Article II of this Supplemental Indenture will not become operative.  Prior to such settlement date, GGC may terminate this Supplemental Indenture upon written notice to the Trustee.

ARTICLE IV

Miscellaneous

SECTION 4.1  Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 4.2  Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.3  Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 4.4  Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, each of the Indenture and the Notes and Note Guarantees outstanding thereunder is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of, and shall be read and construed together with, the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.5  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 4.6  Successors.  All agreements of GGC in this Supplemental Indenture shall bind its successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.  All agreements of each Guarantor in this Supplemental Indenture shall bind its successors.

SECTION 4.7  Trust Indenture Act Controls.  If any provision of this Supplemental Indenture limits, qualifies, or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

SECTION 4.8  Headings.  The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Remainder of Page Blank—Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first above written.

GEORGIA GULF CORPORATION

By:	/s/ Joel I. Beerman
Name: Joel I. Beerman
Title: Vice President, General Counsel and Secretary

GEORGIA GULF CHEMICALS & VINYLS, LLC;
GEORGIA GULF LAKE CHARLES, LLC;
GREAT RIVER OIL & GAS CORPORATION;
ROME DELAWARE CORP.;
ROYAL PLASTICS GROUP (U.S.A.) LIMITED;
PLASTIC TRENDS, INC.;
ROYAL OUTDOOR PRODUCTS, INC.;
ROYAL WINDOW AND DOOR PROFILES PLANT 13 INC.;
ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC.;
ROYAL MOULDINGS LIMITED; and
ROYAL GROUP SALES (USA) LTD.

By:	/s/ Joel I. Beerman
Name: Joel I. Beerman
Title: Vice President

ROYAL WINDOW COVERINGS (USA) L.P.

By: NOVO MANAGEMENT, INC., its general partner

By:	/s/ Joel I. Beerman
Name: Joel I. Beerman
Title: Vice President

WILMINGTON TRUST FSB (as successor to BANK OF AMERICA, N.A., as successor by merger to LASALLE BANK NATIONAL ASSOCIATION), as Trustee

By:	/s/ Julie J. Becker
Authorized Signatory